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                                                                   EXHIBIT 10.20

                          SECOND AMENDED AND RESTATED
                                PROMISSORY NOTE


$10,000,000                                                   September 10, 1999



          FOR VALUE RECEIVED, the undersigned, E2ENET, INC., a Delaware corporation (formerly known as E2Enet.com, Inc.) (the "Borrower") and successor in interest by merger to IRONBOUND PARTNERS LLC, a Delaware limited liability company ("Ironbound"), promises to pay to Jonathan J. Ledecky ("Note Holder"), the aggregate amount of principal advanced hereunder of up to Ten Million Dollars ($10,000,000) with interest on the unpaid principal balance from the date on which it was advanced, until paid, at the per annum percentage rate equal to the Prime Rate as established from time to time during the term hereof by J.P. Morgan & Co. Principal and interest shall be payable to Note Holder at 800 Connecticut Avenue NW, Suite 1111, Washington, D.C. 20006, or such other place as Note Holder may designate in writing, all in accordance with the terms of that certain Loan and Pledge Agreement of even date hereof between the Borrower, as amended September 10, 1999 (the "Loan Agreement"). Principal and accrued interest owed under this Note shall be due and payable in full on the earlier of (i) that date which is five (5) business days following the closing of the Borrower's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) December 31, 2000 (the "Maturity Date"). Borrower may prepay all or any portion of the unpaid principal amount, together with accrued interest thereon, at any time prior to the Maturity Date without penalty.

          This Second Amended and Restated Promissory Note is an amendment and restatement of, and not a prepayment of, that certain Amended and Restated Promissory Note dated May 14, 1999 in the aggregate principal amount of up to $10,000,000 and of that certain Promissory Note dated May 7, 1999 but effective as of December 23, 1998, in the aggregate principal amount of $500,000, which was executed by Ironbound in favor of the Note Holder. This Second Amended and Restated Promissory Note is issued pursuant to the Loan Agreement and is entitled to the benefits of the Loan Agreement and may be prepaid or accelerated as set forth therein or herein, and the provisions of the Loan Agreement are hereby incorporated herein by reference with the same effect as if they were set forth in full. The Borrower agrees with the Note Holder that it will perform and discharge each of the applicable covenants and agreements contained in the Loan Agreement as from time to time amended or supplemented.
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          All loans made by the Note Holder to the Borrower under the Loan
Agreement and this Note and all payments of principal with respect thereto shall be recorded by the Note Holder and endorsed on the schedule attached hereto which is part of this Note, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed absent manifest error; provided, however, that the failure of the Note Holder to make any such endorsement or to make such endorsement correctly shall not affect the obligation of the Borrower to repay any loan made by the Note Holder to the Borrower.

          Payments received for application to this Note shall be applied first to the payment of accrued interest at the penalty rate specified below, if any; second, to the payment of accrued interest at the rate specified above; and, finally, the balance to reduce the principal amount hereof. All payments of interest and principal shall be made in lawful money of the United States of America.

          The occurrence and continuance of any one or more of the following events (whether or not in the control of the Borrower) shall constitute an event of default ("Event of Default") hereunder:

          (1) Failure to pay, when due, the principal, any interest, or any other sum payable hereunder, and continuance of such failure for more than five
(5) business days after written notice thereof from Note Holder;

          (2) The failure of Borrower generally to pay its debts as such debts become due, the admission by Borrower in writing of its inability to pay its debts as such debts become due, or the making by Borrower of any general assignment for the benefit of creditors;

          (3) The commencement by Borrower of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

          (4) The commencement of any case, proceeding, or other action against Borrower seeking to have any order for relief entered against Borrower as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of Borrower or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for Borrower or for all or any substantial part of the property of Borrower, and (i) Borrower shall, by any act or omission, indicate its consent to, approval of, or acquiescence in such case, proceeding, or action, or (ii) such case, proceeding, or action results in the entry of an order for relief which is not fully stayed within sixty (60) days after the entry

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thereof, or (iii) such case, proceeding, or action remains undismissed for a period of sixty (60) days or more;

          (5) An Event of Default under any of the Loan Agreement, the Convertible Secured Notes issued by the Borrower to Northwood Ventures LLC and Northwood Capital Partners LLC dated as of the date hereof or the Convertible Note and Warrant Purchase Agreement among the Borrower, Northwood Ventures LLC and Northwood Capital Partners LLC dated as of September 10, 1999 shall have occurred and be continuing.

          Upon the occurrence and continuance of any such Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, shall be accelerated, and shall be immediately due and payable, at the option of the Note Holder, without demand or notice, and in addition thereto, and not in substitution therefor, Note Holder shall be entitled to exercise any one or more of the rights and remedies provided under the Loan Agreement and/or by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

          In the event that the principal amount hereof, any interest or any other sum due hereunder is not paid when due and payable, the whole of the unpaid principal amount evidenced hereby and all unpaid accrued interest thereon shall, from the date when such payment was due and payable until the date of payment in full thereof, bear interest at the highest rate per annum allowed under applicable law, which rate, if applicable, shall commence on the sixth
(6th) business day following the date when said payment was due and payable. Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to, reasonable attorney's fees.

          Borrower and all other makers, sureties, guarantors and endorsers hereof hereby waive presentment, protest, demand, notice or dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note (if any), and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of Borrower.

          No single or partial exercise by Note Holder of any right hereunder, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of Note Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

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          In the event any one or more of the provisions contained in this Note shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (i) delivery to Borrower, (ii) receipt if sent by facsimile transmission (with confirmation of such receipt by the sender) or (iii) mailing such notice by certified mail, return receipt requested, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by written notice to Note Holder. Any notice to Note Holder shall be in writing and shall be given and be effective upon (i) delivery to Note Holder, (ii) receipt if sent by facsimile transmission (with confirmation of such receipt by the sender) or (iii) by mailing such notice by certified mail, return receipt requested, to Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by written notice to Borrower.

          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          This Note shall be governed by the laws of the District of Columbia without giving effect to its principles of choice of laws, and shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Note Holder and its successors and assigns.


                            [Execution Page Follows]

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          IN WITNESS WHEREOF, the Borrower has duly executed this Note as of the date first above written.



                                     BORROWER:


                                     E2Enet, Inc.

                                        /s/ Steven J. Quamme
                                     By:_______________________________________
                                            Steven J. Quamme
                                            Senior Vice President and Secretary

                                     Address:
                                            800 Connecticut Avenue, N.W.
                                            Suite 1111
                                            Washington, D.C.  20006
                                            Tel: (202) 261-6000
                                            Fax: (202) 261-6020

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